Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS Results

for the fourth quarter and full year of 2025

SANTA ANA, Calif., Feb. 11, 2026 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the fourth quarter and year ended Dec. 31, 2025.

Current Quarter Highlights

•
Earnings per diluted share of $2.05, or $1.99 per share on an adjusted basis

- Net investment gains of $15 million, or 11 cents per diluted share

- Purchase-related intangible amortization of $7 million, or 5 cents per diluted share

•
Total revenue of $2.0 billion, up 22 percent compared with last year

- Adjusted total revenue of $2.0 billion, up 15 percent compared with last year

•
Title Insurance and Services segment investment income of $157 million, up 1 percent compared with last year
•
Title Insurance and Services segment pretax margin of 14.9 percent, or 14.0 percent on an adjusted basis
•
Commercial revenues of $339 million, up 35 percent compared with last year
•
Home Warranty segment pretax margin of 21.1 percent, or 21.0 percent on an adjusted basis
•
Debt-to-capital ratio of 30.7 percent, or 21.9 percent excluding secured financings payable of $906 million
•
Cash flow from operations of $369 million compared with $324 million last year

Full Year Highlights

•
Earnings per diluted share of $6.00, or $6.05 per share on an adjusted basis

- Net investment gains of $21 million, or 15 cents per diluted share

- Purchase-related intangible amortization of $27 million, or 20 cents per diluted share

•
Total revenue of $7.5 billion, up 22 percent compared with last year

- Adjusted total revenue of $7.4 billion, up 14 percent compared with last year

•
Title Insurance and Services segment investment income of $595 million, up 11 percent compared with last year
•
Title Insurance and Services segment pretax margin of 12.1 percent, or 12.2 percent on an adjusted basis
•
Commercial revenues of $1.0 billion, up 32 percent compared with last year
•
Home Warranty pretax margin of 19.5 percent, or 19.6 percent on an adjusted basis
•
Repurchased 2.1 million shares for a total of $122 million at an average price of $58.54
•
Raised the common stock dividend by 2 percent to an annual rate of $2.20 per share
•
Cash flow from operations of $951 million compared with $897 million last year
•
Named one of the 100 Best Companies to Work For by Great Places to Work® and Fortune Magazine for the tenth consecutive year

Selected Financial Information

($ in millions, except per share data)

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total revenue	$2,049.7	$1,685.1	$7,452.2	$6,128.1
Income before taxes	$287.4	$99.9	$826.2	$165.4

Net income	$211.9	$72.4	$621.8	$131.1
Net income per diluted share	$2.05	$0.69	$6.00	$1.26

Adjusted net income	$205.7	$141.6	$626.6	$459.0
Adjusted net income per diluted share	$1.99	$1.35	$6.05	$4.40

Total revenue for the fourth quarter of 2025 was $2 billion, up 22 percent compared with the fourth quarter of 2024. Net income in the current quarter was $212 million, or $2.05 per diluted share, compared with net income of $72 million, or 69 cents per diluted share, in the fourth quarter of 2024. Net investment gains in the current quarter were $15 million, or 11 cents per diluted share, compared with net investment losses of $86 million, or 61 cents per diluted share, in the fourth quarter of last year. The net investment gains in the current quarter were primarily due to recognized gains in the company's venture portfolio. Net investment losses in the same quarter of last year were due to asset impairments and recognized losses in the company's venture portfolio.

Adjusted net income in the current quarter was $206 million, or $1.99 per diluted share, compared with $142 million, or $1.35 per diluted share, in the fourth quarter of last year. The effective tax rate in the current quarter of 25.7 percent was higher than the company's normalized tax rate of 24 percent, primarily due to higher income from the company's non-insurance businesses which are taxed at a higher rate relative to its insurance businesses which pay state premium tax in lieu of income tax. This resulted in a reduction in earnings of 4 cents per diluted share.

Total revenue for the full year 2025 was $7.5 billion, up 22 percent compared with the prior year. Net income in 2025 was $622 million, or $6.00 per diluted share, compared with net income of $131 million, or $1.26 per diluted share in 2024. Adjusted net income in 2025 was $627 million, or $6.05 per diluted share, compared with $459 million, or $4.40 per diluted share in 2024. The effective tax rate for the full year 2025 was 24.3 percent.

"We delivered a strong quarter, with adjusted revenue up 15 percent and adjusted earnings per share up 47 percent, reflecting solid execution across the company,” said Mark Seaton, chief executive officer at First American Financial Corporation. "Our commercial performance was particularly strong, with revenue up 35 percent, driven by continued momentum across most asset classes. These results reflect both market tailwinds and our continued focus on operating leverage."

"Looking ahead to 2026, we expect an improving real estate market to support a record year in our commercial business, moderate growth in purchase, and a meaningful pickup in refinance activity. At the same time, execution of our strategic technology initiatives - particularly those leveraging AI - are

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

progressing as planned. We remain optimistic that the combination of our proprietary data and technology capabilities are building durable competitive differentiation that will drive long-term value creation."

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	December 31,
	2025	2024
Total revenues	$1,934.5	$1,605.3

Income before taxes	$287.7	$126.4
Pretax margin	14.9%	7.9%
Adjusted pretax margin	14.0%	11.8%

Title open orders(1)	167,400	147,100
Title closed orders(1)	141,500	123,900

U.S. Commercial
Total revenues	$339.0	$252.0
Open orders	27,900	25,000
Closed orders	18,200	16,500
Average revenue per order	$18,600	$15,200
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment during the fourth quarter were $1.9 billion, up 21 percent compared with the same quarter of 2024. Direct premiums and escrow fees were 19 percent higher compared with the fourth quarter of 2024, driven by a 14 percent increase in the number of direct title orders closed in our domestic operations and a 4 percent increase in the average revenue per order closed. The average revenue per direct title order rose to $4,350, primarily due to a 22 percent increase in the average revenue per order for commercial transactions, partly offset by a shift in the closed order mix to lower-premium refinance and default transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, grew by 13 percent in the current quarter compared with last year.

Information and other revenues were $274 million during the quarter, up $36 million, or 15 percent, compared with last year. This increase was primarily driven by refinance activity in the company's Canadian operations, revenue growth in the company's subservicing business, and higher demand for non-insured information products and services.

Investment income was $157 million in the fourth quarter, up $2 million, or 1 percent, compared with the same quarter last year. This increase was primarily driven by higher interest income from the company's investment portfolio due to an increase in average balances, mostly offset by lower interest income from operating cash due to a decline in average balances as well as lower short-term interest rates. Net investment gains totaled $28 million in the current quarter, compared with net investment losses of $62 million in the fourth quarter of 2024. The net investment gains in the current quarter were

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

primarily due to recognized gains in the venture portfolio, while net investment losses last year were primarily due to asset impairments.

Personnel costs were $581 million in the fourth quarter, up $57 million, or 11 percent, compared with the same quarter of 2024. The increase in personnel costs was primarily due to higher incentive compensation expense as a result of improved financial performance.

Other operating expenses were $282 million in the fourth quarter, an increase of $19 million, or 7 percent, compared with the fourth quarter of 2024. The increase was primarily attributable to higher production expense across several business units due to higher transaction volumes and higher software expense. These higher costs were partly offset by a $13 million reserve release in Canada.

The provision for policy losses and other claims was $44 million in the fourth quarter, or 3.0 percent of title premiums and escrow fees, unchanged from the prior year. The fourth quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $11 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $55 million in the fourth quarter, up $4 million, or 8 percent from last year, due to higher amortization of internally developed software.

Interest expense was $29 million in the current quarter, up $2 million, or 8 percent from last year, primarily due to higher interest expense related to deposits at the company's bank subsidiary.

Pretax income for the Title Insurance and Services segment was $288 million in the fourth quarter, compared with $126 million in the fourth quarter of 2024. Pretax margin was 14.9 percent in the current quarter, compared with 7.9 percent last year. Adjusted pretax margin was 14.0 percent in the current period, compared with 11.8 percent last year.

Home Warranty

($ in millions)

	Three Months Ended
	December 31,
	2025	2024
Total revenues	$110.3	$102.8

Income before taxes	$23.3	$18.6
Pretax margin	21.1%	18.1%
Adjusted pretax margin	21.0%	18.2%

Total revenues for the Home Warranty segment were $110 million in the fourth quarter, up $8 million compared with the fourth quarter of 2024. The segment posted pretax income of $23 million this quarter, compared with $19 million last year. The claim loss rate was 40.1 percent in the fourth quarter, compared with 43.7 percent last year, due to fewer claims, partly offset by higher claim severity. Home

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

Warranty’s pretax margin was 21.1 percent this quarter, compared with 18.1 percent last year. Adjusted pretax margin was 21.0 percent this quarter, compared with 18.2 percent last year.

Corporate

The Corporate segment recorded a net pretax loss of $24 million this quarter compared with a loss of $45 million in the prior year. Excluding net investment losses, adjusted pretax loss was $10 million in the current quarter compared with $22 million last year. The current quarter benefited from a $15 million insurance recovery.

Teleconference/Webcast

First American’s fourth quarter 2025 results will be discussed in more detail on Thursday, Feb. 12, 2026, at 11 a.m. EST, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Feb. 27, 2026, by dialing +1-201-612-7415 and using the conference ID 13758180. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over 135 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $7.5 billion in 2025, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2025, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the tenth consecutive year. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; severe weather conditions, health crises, terrorist attacks, and other catastrophes; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; provision of capital to subsidiaries that could affect the company's liquidity position; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues; and adjusted revenues, adjusted pretax income, adjusted pretax margin, adjusted net income, and adjusted earnings per share. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total revenues	$2,049.7	$1,685.1	$7,452.2	$6,128.1

Income before income taxes	$287.4	$99.9	$826.2	$165.4
Income tax expense	74.0	27.0	201.0	32.8
Net income	213.4	72.9	625.2	132.6
Less: Net income attributable to noncontrolling interests	1.5	0.5	3.4	1.5
Net income attributable to the Company	$211.9	$72.4	$621.8	$131.1

Net income per share attributable to stockholders:
Basic	$2.06	$0.70	$6.02	$1.26
Diluted	$2.05	$0.69	$6.00	$1.26

Cash dividends declared per share	$0.55	$0.54	$2.18	$2.14

Weighted average common shares outstanding:
Basic	102.8	103.7	103.3	103.9
Diluted	103.2	104.2	103.7	104.3

Selected Title Insurance Segment Information
Title orders opened(1)	167,400	147,100	714,500	646,400
Title orders closed(1)	141,500	123,900	531,900	480,700
Paid title claims	$52.5	$53.2	$181.1	$204.0

(1) U.S. direct title insurance orders only.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$1,387.3	$1,718.1
Investments	9,394.3	8,042.6
Goodwill and other intangible assets, net	1,919.3	1,929.5
Total assets	16,228.8	14,908.6
Reserve for claim losses	1,169.6	1,193.4
Notes and contracts payable	1,545.4	1,546.6
Total stockholders’ equity	$5,499.5	$4,908.5

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
December 31, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$789.4	$686.0	$103.3	$0.1
Agent premiums	789.5	789.5	—	—
Information and other	293.9	274.1	5.2	14.6
Net investment income	161.8	156.9	1.6	3.3
Net investment gains (losses)	15.1	28.0	0.2	(13.1)
	2,049.7	1,934.5	110.3	4.9
Expenses
Personnel costs	607.3	580.7	21.5	5.1
Premiums retained by agents	634.9	634.9	—	—
Other operating expenses	313.7	281.9	21.6	10.2
Provision for policy losses and other claims	83.8	44.3	41.4	(1.9)
Depreciation and amortization	55.9	54.5	1.4	(0.0)
Premium taxes	22.8	21.8	1.1	(0.1)
Interest	43.9	28.7	—	15.2
	1,762.3	1,646.8	87.0	28.5
Income (loss) before income taxes	$287.4	$287.7	$23.3	$(23.6)

Three Months Ended		Title	Home	Corporate
December 31, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$672.8	$575.9	$97.0	$(0.1)
Agent premiums	697.9	697.9	—	—
Information and other	243.7	238.4	5.1	0.2
Net investment income	156.6	155.4	0.8	0.4
Net investment (losses)	(85.9)	(62.3)	(0.1)	(23.5)
	1,685.1	1,605.3	102.8	(23.0)
Expenses
Personnel costs	541.9	523.4	20.0	(1.5)
Premiums retained by agents	557.9	557.9	—	—
Other operating expenses	290.8	263.4	19.3	8.1
Provision for policy losses and other claims	79.2	38.2	42.4	(1.4)
Depreciation and amortization	52.0	50.6	1.4	0.0
Premium taxes	19.7	18.7	1.1	(0.1)
Interest	43.7	26.7	—	17.0
	1,585.2	1,478.9	84.2	22.1
Income (loss) before income taxes	$99.9	$126.4	$18.6	$(45.1)

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Segment Information
(in millions, unaudited)

Year Ended		Title	Home	Corporate
December 31, 2025	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,762.7	$2,347.5	$415.2	$(0.0)
Agent premiums	2,959.4	2,959.4	—	—
Information and other	1,088.2	1,050.5	23.0	14.7
Net investment income	621.0	594.8	5.0	21.2
Net investment gains (losses)	20.9	25.5	(0.3)	(4.3)
	7,452.2	6,977.7	442.9	31.6
Expenses
Personnel costs	2,260.0	2,131.4	84.1	44.5
Premiums retained by agents	2,374.0	2,374.0	—	—
Other operating expenses	1,210.6	1,081.7	90.4	38.5
Provision for policy losses and other claims	326.6	159.2	171.9	(4.5)
Depreciation and amortization	216.2	210.8	5.3	0.1
Premium taxes	81.6	77.0	4.7	(0.1)
Interest	157.0	96.2	—	60.8
	6,626.0	6,130.3	356.4	139.3
Income (loss) before income taxes	$826.2	$847.4	$86.5	$(107.7)

Year Ended		Title	Home	Corporate
December 31, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,446.0	$2,048.3	$397.8	$(0.1)
Agent premiums	2,561.9	2,561.9	—	—
Information and other	960.8	938.2	22.5	0.1
Net investment income	561.0	534.3	4.0	22.7
Net investment (losses) gains	(401.6)	(345.4)	1.4	(57.6)
	6,128.1	5,737.3	425.7	(34.9)
Expenses
Personnel costs	2,059.4	1,953.2	81.2	25.0
Premiums retained by agents	2,044.6	2,044.6	—	—
Other operating expenses	1,113.4	992.5	86.0	34.9
Provision for policy losses and other claims	320.0	138.3	184.4	(2.7)
Depreciation and amortization	207.4	202.2	5.1	0.1
Premium taxes	68.3	63.7	4.6	—
Interest	149.6	96.6	—	53.0
	5,962.7	5,491.1	361.3	110.3
Income (loss) before income taxes	$165.4	$246.2	$64.4	$(145.2)

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Total revenues	$2,049.7	$1,685.1	$7,452.2	$6,128.1
Non-GAAP adjustments:
Less: Net investment gains (losses)	15.1	(85.9)	20.9	(401.6)
Adjusted total revenues	$2,034.6	$1,771.0	$7,431.3	$6,529.7

Pretax income	$287.4	$99.9	$826.2	$165.4
Non-GAAP adjustments:
Less: Net investment gains (losses)	15.1	(85.9)	20.9	(401.6)
Plus: Purchase-related intangible amortization	6.7	7.3	27.2	32.7
Adjusted pretax income	$279.0	$193.1	$832.5	$599.7

Pretax margin	14.0%	5.9%	11.1%	2.7%
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.6%	(4.6)%	0.3%	(6.0)%
Plus: Purchase-related intangible amortization	0.3%	0.4%	0.4%	0.5%
Adjusted pretax margin	13.7%	10.9%	11.2%	9.2%

Net income	$211.9	$72.4	$621.8	$131.1
Non-GAAP adjustments, net of tax:
Less: Net investment gains (losses)	11.2	(63.8)	15.8	(303.2)
Plus: Purchase-related intangible amortization	5.0	5.4	20.6	24.7
Adjusted net income	$205.7	$141.6	$626.6	$459.0

Earnings per diluted share (EPS)	$2.05	$0.69	$6.00	$1.26
Non-GAAP adjustments, net of tax:
Less: Net investment gains (losses)	$0.11	$(0.61)	$0.15	$(2.91)
Plus: Purchase-related intangible amortization	$0.05	$0.05	$0.20	$0.24
Adjusted EPS	$1.99	$1.35	$6.05	$4.40

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Title Insurance and Services Segment
Total revenues	$1,934.5	$1,605.3	$6,977.7	$5,737.3
Non-GAAP adjustments:
Less: Net investment gains (losses)	28.0	(62.3)	25.5	(345.4)
Adjusted total revenues	$1,906.5	$1,667.6	$6,952.2	$6,082.7

Pretax income	$287.7	$126.4	$847.4	$246.2
Non-GAAP adjustments:
Less: Net investment gains (losses)	28.0	(62.3)	25.5	(345.4)
Plus: Purchase-related intangible amortization	6.7	7.3	27.1	32.6
Adjusted pretax income	$266.4	$196.0	$849.0	$624.2

Pretax margin	14.9%	7.9%	12.1%	4.3%
Non-GAAP adjustments:
Less: Net investment gains (losses)	1.3%	(3.4)%	0.3%	(5.4)%
Plus: Purchase-related intangible amortization	0.4%	0.5%	0.4%	0.6%
Adjusted pretax margin	14.0%	11.8%	12.2%	10.3%

Home Warranty Segment
Total revenues	$110.3	$102.8	$442.9	$425.7
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2	(0.1)	(0.3)	1.4
Adjusted total revenues	$110.1	$102.9	$443.2	$424.3

Pretax income	$23.3	$18.6	$86.5	$64.4
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.2	(0.1)	(0.3)	1.4
Adjusted pretax income	$23.1	$18.7	$86.8	$63.0

Pretax margin	21.1%	18.1%	19.5%	15.1%
Non-GAAP adjustments:
Less: Net investment gains (losses)	0.1%	(0.1)%	(0.1)%	0.3%
Adjusted pretax margin	21.0%	18.2%	19.6%	14.8%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Total revenues	$1,934.5	$1,605.3	$6,977.7	$5,737.3
Less: Net investment gains (losses)	28.0	(62.3)	25.5	(345.4)
Net investment income	156.9	155.4	594.8	534.3
Premiums retained by agents	634.9	557.9	2,374.0	2,044.6
Net operating revenues	$1,114.7	$954.3	$3,983.4	$3,503.8

Personnel and other operating expenses	$862.6	$786.8	$3,213.1	$2,945.7
Ratio (% net operating revenues)	77.4%	82.4%	80.7%	84.1%
Ratio (% total revenues)	44.6%	49.0%	46.0%	51.3%

Change in net operating revenues	$160.4		$479.6
Change in personnel and other operating expenses	75.8		267.4
Success Ratio(1)	47%		56%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

-more-

First American Financial Reports Results for the Fourth Quarter and Full Year of 2025

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q425	Q325	Q225	Q125	Q424
Open Orders per Day
Purchase	1,100	1,375	1,554	1,491	1,178
Refinance	768	771	623	566	517
Refinance as % of residential orders	41%	36%	29%	28%	31%
Commercial	444	441	437	436	397
Default and other	346	402	307	277	244
Total open orders per day	2,657	2,989	2,920	2,769	2,336

Closed Orders per Day
Purchase	953	1,062	1,110	893	1,030
Refinance	629	503	494	393	436
Refinance as % of residential orders	40%	32%	31%	31%	30%
Commercial	289	238	240	230	263
Default and other	375	413	318	292	237
Total closed orders per day	2,246	2,216	2,161	1,807	1,966

Average Revenue per Order (ARPO)(2)
Purchase	$3,704	$3,689	$3,693	$3,643	$3,578
Refinance	1,146	1,034	998	1,002	1,123
Commercial	18,605	16,119	15,267	13,123	15,239
Default and other	366	343	539	394	344

Total ARPO	$4,350	$3,801	$3,897	$3,747	$4,201

Business Days	63	64	64	61	63

(1) U.S. operations only.

(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.
Please note that during the fourth quarter of 2025, the company revised refinance order counts and corresponding total order counts for all periods prior to the third quarter of 2025, which impacted all related year-over-year metrics, due to certain home equity orders that were previously excluded.
These revised order counts also impacted ARPO previously reported in earnings releases for the periods prior to the third quarter of 2025; however, there was no change to reported revenues.

Totals may not sum due to rounding.

###